UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 1, 2008

M-WAVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-45449	No. 36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11533 Franklin Avenue, 2nd Floor
Franklin Park, Illinois 60131
 (Address of principal executive offices including Zip Code)

(630) 562-5550
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4)

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard

On April 1, 2008, the Registrant received a letter indicating that the NASDAQ Listing Qualifications Hearings Panel has determined to delist the Registrant’s common stock from The NASDAQ Stock Market LLC, and will suspend trading in the Registrant’s securities effective with the open of business on Thursday, April 3, 2008.  The NASDAQ Panel’s determination was based upon the Registrant’s non-compliance with the minimum stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, as set forth in Marketplace Rule 4310(c)(3).

The Registrant anticipates that its securities will be immediately eligible for quotation in the Pink Sheets, an electronic quotation service for securities traded over-the-counter, effective with the open of business on April 3, 2008.  The Registrant is also working with a market maker and is hopeful that its securities will trade on the Over-the-Counter Bulletin Board (“OTCBB”) in the future.  Trading of the Company’s securities on the OTCBB, which is maintained by the Financial Industry Regulatory Authority (“FINRA”), is subject to a market maker’s filing of the appropriate application with, and the clearance of such application by, FINRA.  The Registrant anticipates disclosing further trading venue information for its common stock once such information becomes available.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M-WAVE, INC.

Date: April 2, 2008	By:	/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer

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